UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2006

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01           Material Definitive Agreement

On May 26, 2006, an Amendment to the Amended and Restated Variable Funding Loan Agreement was entered into by and among YC SUSI Trust, a Lender, Atlantic Asset Securitization LLC, a Lender, Mid-State Trust IX, the Borrower, Wachovia Bank, National Association, the Custodian/Collateral Agent, Bank of America, National Association, an Agent, a Managing Agent and a Bank Investor and Calyon New York Branch, a Managing Agent and Bank Investor and the other signatories thereto. The Amendment reduces the Mid-State Trust IX Variable Funding Loan Facility from $200.0 million to $150.0 million. The Facility Limit reduction was requested by Mid-State Trust IX to reduce the carrying costs of having excess capacity in its mortgage asset loan facilities.

The Mid-State Trust IX Variable Funding Loan Facility and another $200.0 million loan facility, provide an aggregate of $350.0 million of temporary financing to Mid-State Homes, Inc. for its (i) purchase of installment notes from Jim Walter Homes, Inc. and its affiliated builders, and (ii) purchase of mortgage loans from Walter Mortgage Company. Mid-State Trust IX is a Delaware statutory trust whose assets are limited to pledged installment notes, mortgage notes and mortgages purchased from Mid-State Homes, Inc. Walter Industries, Inc. is not  a party to the Mid-State Trust IX Variable Funding Loan Facility, but the Loan Facility provides liquidity to Walter Industries, Inc. and its affiliates. The Mid-State Trust IX Variable Funding Loan Facility is renewable on January 30, 2007.

Item 9.01                                             Financial Statements and Exhibits

The following exhibits are filed herewith:

(d)	Exhibits

10.13.2

Amendment dated as of May 26, 2006 Amended and Restated Variable Funding Loan Agreement entered into by and among YC SUSI Trust, a Lender, Atlantic Asset Securitization LLC, a Lender, Mid-State Trust IX, the Borrower, Wachovia Bank, National Association, the Custodian/Collateral Agent, Bank of America, National Association, an Agent, a Managing Agent and a Bank Investor and Calyon New York Branch, a Managing Agent and Bank Investor and the other signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Victor P. Patrick
Title:	Victor P. Patrick
Sr. Vice President, General Counsel and Secretary

Date:  May 31, 2006